Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-250082 on Form S-1 of our report dated September 18, 2020, relating to the financial statements of C3.ai, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
San Jose, California
November 23, 2020